UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 18, 2005

PACIFIC SUNWEAR OF CALIFORNIA, INC.

(Exact Name of Registrant as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	0-21296 (Commission File Number)	95-3759463 (IRS Employer Identification No.)

3450 East Miraloma Avenue Anaheim, CA (Address of principal executive offices)		92806-2101 (Zip Code)

(714) 414-4000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits.
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement

     The Board of Directors of Pacific Sunwear of California, Inc. (the “Company”) previously adopted the Pacific Sunwear of California, Inc. 2005 Performance Incentive Plan (the “Plan”), subject to shareholder approval of the Plan. Based on the preliminary results from the Company’s annual shareholder meeting held on May 18, 2005, the Company’s shareholders have approved the Plan.

     The following summary of the Plan is qualified in its entirety by reference to the text of the Plan, which was filed as Appendix B to the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 11, 2005 and is incorporated herein by reference.

     The Company’s Board of Directors (the “Board”) or one or more committees appointed by the Board will administer the Plan. The Board has delegated general administrative authority for the Plan to the Compensation Committee of the Board of Directors (the “Committee”).

     The administrator of the Plan has broad authority under the Plan to, among other things, select participants and determine the type(s) of award(s) that they are to receive, and determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award.

     Persons eligible to receive awards under the Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries.

     The maximum number of shares of the Company’s common stock that may be issued or transferred pursuant to awards under the Plan equals the sum of: (1) 4,200,000 shares, plus (2) the number of shares available for additional award grant purposes under the Company’s 1999 Stock Award Plan (the “1999 Plan”) immediately prior to the termination of that plan on May 18, 2005, plus (3) the number of any shares subject to stock options granted under the 1999 Plan and outstanding as of May 18, 2005 which expire, or for any reason are cancelled or terminated, after that date without being exercised. There were no outstanding and unvested shares of restricted stock as of May 18, 2005. Upon shareholder approval of the Plan, approximately 1,711,056 shares became available for award grant purposes of the Plan pursuant to clause (2) of the preceding sentence. Accordingly, on May 18, 2005, approximately 5,911,056 shares (4,200,000 shares plus the 1,711,056 shares that were carried over from the 1999 Plan) were available for award grant purposes under the Plan, subject to future increases as described above as awards outstanding under the 1999 Plan are cancelled, forfeited or otherwise terminate without having been exercised or become vested, as applicable. As of May 18, 2005, approximately 4,955,846 shares were subject to awards then outstanding under the 1999 Plan.

     To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the Plan. In the event that shares are delivered in respect of a dividend equivalent, stock appreciation right, or other award, only the actual number of shares delivered with respect to the award will be counted against the share limits of the Plan.

Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the Plan will again be available for subsequent awards under the Plan. Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any award under the Plan or the 1999 Plan, as well as any shares exchanged by a participant or withheld by the Company to satisfy the tax withholding obligations related to any such award, will be available for subsequent awards under the Plan.

     The types of awards that may be granted under the Plan include stock options, stock appreciation rights, restricted stock, stock bonuses and other forms of awards granted or denominated in the Company’s common stock or units of the Company’s common stock, as well as certain cash bonus awards.

     As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the shareholders.

     In addition, the Committee recommended, and, on May 18, 2005, the Board approved, a Non-Employee Director Option Grant Program (the “Program”) under the Plan. The Program continues, on substantially identical terms, the Company’s automatic stock option grant program under the 1999 Plan, which terminated concurrently with shareholder approval of the Plan. The following summary of the Program is qualified in its entirety by reference to the text of the Program, a copy of which is filed as an exhibit to this report.

     The Program provides for the following award grants to members of the Board who are not officers or employees of the Company or one of its subsidiaries (“Non-Employee Directors”):

•	Upon first being appointed or elected to the Board, a Non-Employee Director who has not previously served on the Board will be granted automatically a nonqualified stock option under the Plan to purchase 9,000 shares of the Company’s common stock; and

•	Immediately following the Company’s regular annual meeting of shareholders in each year during the term of the Plan commencing in 2006, each Non-Employee Director then in office will be granted automatically a nonqualified stock option under the Plan to purchase 9,000 shares of the Company’s common stock.

     The exercise price of each option granted pursuant to the Program will be 100 percent of the fair market value of a share of the Company’s common stock on the date of grant of the option. Each option granted pursuant to the Program will have a maximum term of seven years from the date of grant of the option and generally will become exercisable as to one-third of the total number of shares subject thereto on the earlier of (i) the first anniversary of the date of grant of the option, or (ii) the day immediately preceding the first regularly scheduled annual meeting of shareholders first occurring after the date of grant of the option, and as to an additional 1/36th of the total number of shares subject thereto at the end of each of the next 24 one-month periods thereafter.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

10.1	Pacific Sunwear of California, Inc. 2005 Performance Incentive Plan
(incorporated by reference from Appendix B to the Company’s definitive proxy statement filed on April 11, 2005)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2005	Pacific Sunwear of California, Inc.
/s/ SETH R. JOHNSON
Seth R. Johnson
Chief Executive Officer